EXHIBIT: 99.1

ORRSTOWN Financial Services, Inc. + FIRST COMMUNITY BANK OF MERCERSBURG *Values you trust.*

Creating a Premier Community Banking Franchise

May 31, 2018

Cautionary Note Regarding Forward-Looking Statements

This document contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding the anticipated closing date of the transaction, estimated cost savings, tangible book value dilution and expected earn-back, the amount of accretion of the transaction to Orrstown's earnings, internal rate of return, return on average assets and return on tangible common equity, and reflect the current views of Orrstown's management with respect to, among other things, future events and Orrstown's financial performance. These statements are often, but not always, made through the use of words or phrases such as "may," "should," "could," "predict," "potential," "believe," "will likely result," "expect," "continue," "will," "anticipate," "seek," "estimate," "intend," "plan," "project," "forecast," "goal," "target," "would" and "outlook," or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Orrstown's industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Orrstown's control. Accordingly, Orrstown cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Orrstown believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. The following factors, among others listed in Orrstown's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, could cause the actual results of Orrstown's operations to differ materially from expectations: failure to obtain the approval of the shareholders of Mercersburg in connection with the proposed acquisition; the timing to consummate the proposed acquisition; the risk that a condition to closing of the proposed acquisition may not be satisfied; the risk that a regulatory approval that may be required for the proposed acquisition is not obtained or is obtained subject to conditions that are not anticipated; the parties' ability to achieve the synergies and value creation contemplated by the proposed acquisition; the parties' ability to successfully integrate operations in the proposed acquisition; the effect of the announcement of the proposed acquisition on the ability of Mercersburg to maintain relationships with its key partners, customers and employees, and on its operating results and business generally; competition; changes in economic conditions, interest rates and financial markets; and changes in legislation or regulatory requirements. The foregoing list of factors is not exhaustive.

If one or more events related to these or other risks or uncertainties materialize, or if Orrstown's underlying assumptions prove to be incorrect, actual results may differ materially from what Orrstown anticipates. Accordingly, you should not place undue reliance on any such forward looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Orrstown does not undertake any obligation to publicly update or review any forward looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, and it is not possible for Orrstown to predict those events or how they may affect it. In addition, Orrstown cannot assess the impact of each factor on Orrstown's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Orrstown or persons acting on Orrstown's behalf may issue. Annualized, pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results.

Additional Information and Where to Find It

In connection with the proposed acquisition, Orrstown will file with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-4 that will include a Proxy Statement of Mercersburg and a Prospectus of Orrstown as well as other relevant documents concerning the proposed acquisition. Investors and stockholders are encouraged to read the Registration Statement and Proxy Statement/Prospectus regarding the proposed acquisition when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents. A free copy of the Registration Statement and Proxy Statement/Prospectus, as well as other filings containing information about Orrstown and Mercersburg, may be obtained from the SEC's website, www.sec.com as they become available. Copies of the Registration Statement and Proxy Statement/Prospectus (when available) and the filings that will be incorporated therein by reference may also be obtained, free of charge, from Orrstown's website, www.Orrstown.com, or by contacting Orrstown's Executive Vice President and Chief Financial Officer, David P. Boyle, at (717) 530-2294.

ORRSTOWN INVESTOR RELATIONS CONTACTS:

Thomas R. Quinn, Jr.
President & Chief Executive Officer
Phone: (717) 530-2602
Email: tquinn@orrstown.com

David P. Boyle
Executive Vice President and Chief Financial Officer
Phone: (717) 530-2294
Email: dboyle@orrstown.com

MERCERSBURG INVESTOR RELATIONS CONTACT:

Robert J. Fignar
President and Chief Executive Officer
Phone: (717) 328-3121
Email: bfignar@fcbmbg.com

Transaction Overview and Impact

Mercersburg Financial Corporation Snapshot

Company Highlights[1]

- Overview:
  - Headquartered in Mercersburg, PA
  - OTC Pink: MCBG
  - President and CEO: Bob Fignar
  - $184 million assets
  - $150 million gross loans
  - $161 million deposits across 6 Franklin County branch locations
- Financial Highlights:
  - 0.49% cost of deposits
  - 4.60% yield on loans
  - 4.04% net interest margin
  - 0.75% LTM ROAA (assuming 18% tax rate)
  - 54% residential loans
  - 93.5% loans / deposits
  - 69.4% CRE / Total RBC
  - 95% core deposits / total deposits[2]

Source: S&P Global Market Intelligence
1 Financial data as of or for the quarter ended March 31, 2018 unless otherwise noted
2 Core deposits exclude time deposit accounts with balances over $250,000
3 Deposit data based on FDIC data as of June 30, 2017
4 See page 22 for glossary of terms

Branch Footprint


Harrisburg
Carlisle
Shippensburg
Letterkenny Army Depot
Bedford
McConnellsburg
Chambersburg
Gettysburg
Hanover
Quincy
Waynesboro
Hancock
Maugansville
Hagerstown
Berkeley Springs
Thurmont
Taneytown
Westminster
Falling Waters
Fairplay
Martinsburg
Walkersville
Franklinville
Frederick
Woodville

Hagerstown-Chambersburg, MD-PA Fed Market[3]

$ in millions

Bank	Branches	Deposits	Market Share
BB&T	18	$1,252.1	27.5 %
M&T	23	833.0	18.3 %
Franklin Financial Services	15	760.8	16.7 %
Fulton Financial	9	511.0	11.2 %
Orrstown	8	351.6	7.7 %
PNC	4	222.5	4.9 %
Mercersburg	6	155.8	3.4 %

Transaction Rationale

Strategic Rationale

- Logical in-market acquisition:
  - Creates approximately $2 billion asset community bank (estimated at closing)
  - Combined bank has top 5 deposit share in Hagerstown-Chambersburg, MD-PA Fed Market
- Two longstanding community banks with deep roots in the markets
  - Strong cultural fit
  - Similar prudent and conservative credit cultures
  - Mercersburg contributes a quality loan portfolio funded by strong core deposit base
- Well positioned balance sheet:
  - Combined bank has capital and liquidity to support continued growth
- Leverages Orrstown's recent investments in personnel, infrastructure and technology
  - Improves operational efficiency

Financial Rationale

- Returns driven by identified and achievable cost savings; no revenue synergies modeled
- 2019 estimated GAAP earnings per share accretion of 8.7%
- 18% internal rate of return
- Approximately 10 basis point increase in ROAA
- Approximately 100 basis point increase in ROATCE
- 3.6% tangible book value dilution earned back in approximately 3 years

Pro Forma Branch Network



There are no anticipated HHI divestitures
Orrstown
Mercersburg
Centre
Juniata
Perry
Dauphin
PENNSYLVANIA
Lebanon
Schuylkill
Cumberland
Franklin
York
Lancaster
Adams
Washington
Frederick
Harford
Cecil

HAGERSTOWN-CHAMBERSBURG, MD-PA FED MARKET[1]			
$ in millions			Market
Bank	Branches	Deposits	Share
BB&T	18	$1,252.1	27.5 %
M&T	23	833.0	18.3 %
Franklin Financial Services	15	760.8	16.7 %
Fulton Financial	9	511.0	11.2 %
Pro Forma Company	**14**	**507.4**	**11.1 %**
Orrstown	8	351.6	7.7 %
PNC	4	222.5	4.9 %
Mercersburg	6	155.8	3.4 %
Middletown Valley	2	112.0	2.5 %
First United	3	89.1	2.0 %
United Bankshares	2	84.1	1.8 %
Orbisonia Community Bncp	2	71.8	1.6 %
CNB Financial Services	3	61.8	1.4 %
Potomac Bancshares	1	20.5	0.5 %
ACNB Corp.	2	20.1	0.4 %
Jefferson Security Bank	1	8.2	0.2 %
Woodforest Financial Grp	1	1.3	0.0 %
Total	**100**	**4,555.8**	**100.0 %**

Source: S&P Global Market Intelligence
1 Deposit data based on FDIC data as of June 30, 2017.

Pro Forma Financial Highlights – Q1 2018

(Dollars in millions)

	ORRSTOWN Financial Services, Inc.	First Community Bank	Pro Forma
Balance Sheet:			
Gross Loans	$1,044	$150	$1,191
Assets	1,636	184	1,824
Deposits	1,300	161	1,460
TCE[1]	142	21	153
Loans / Deposits	80.3%	93.5%	81.5%
TCE / TA[1]	8.7%	11.5%	8.5%
Profitability:			
Yield on Loans	4.38%	4.60%	4.41%
Cost of Deposits	0.58%	0.49%	0.57%
Net Interest Margin	3.21%	4.04%	3.29%
Noninterest Income / Revenue[1]	28.9%	12.1%	27.3%
Efficiency Ratio[1]	77.1%	80.9%	73.9%
2019E ROAA[2]	0.79%	0.80%	0.88%
2019E ROATCE[2]	9.6%	6.9%	10.7%
Loans and Deposits:			
CRE + MF	40.3%	16.3%	37.3%
1-4 Family	23.6%	54.0%	27.4%
C&I	10.3%	3.4%	9.5%
Construction	3.8%	3.7%	3.8%
Consumer and Other	22.0%	22.6%	22.1%
CRE / Total RBC (Bank)	223.0%	69.4%	218.0%
Core Deposits (Excludes Time >$250k)	98.5%	94.9%	98.1%

Note: Includes merger-related adjustments. See page [9] for more details

1 See Appendix for reconciliation of non-GAAP financial metrics

2 Based on Wall Street consensus estimates for Orrstown and management estimates for Mercersburg

Key Transaction Terms and Assumptions

Consideration	■ Mercersburg shareholders may elect 1.5291 ORRF shares or $40.00 in cash ■ Proration to ensure 85% of Mercersburg shares exchanged for stock and 15% for cash ■ Per share consideration valued at $40.00[1] ■ Aggregate consideration valued at $32.4 million[1]
Cost Savings and Merger Costs	■ $2.6 million pre-tax cost savings (45% of Mercersburg's operating expense base) ■ $3.0 million pre-tax merger costs
Fair Value Adjustments	■ $3.6 million gross credit mark ■ $650,000 mark to reflect Mercersburg's pension plan obligations
Management and Board	■ Bob Fignar, Mercersburg's President and CEO, to join Orrstown as Market President for Franklin and Perry counties in Pennsylvania and Washington County, Maryland ■ One of Mercersburg's current directors to join Orrstown and Orrstown Bank boards
Required Approvals	■ Mercersburg shareholder approval ■ Customary regulatory approvals
Targeted Closing	■ Q4 2018

1 Based on Orrstown's 15-day volume weighted average stock price of $26.16 as of May 29, 2018

Transaction Pricing and Financial Impact

Transaction Pricing:	ORRF / MCBG	Recent Deals[1]
Price / LTM Earnings[2]	23.7x	27.5x
Normalized Price / LTM Earnings[2,3]	19.0x	27.5x
Normalized Price / LTM Earnings + Cost Savings[2,3]	7.6x	11.1x
Price / Tangible Book Value (LTM ROATCE)	1.53x (6.2%)	1.60x (5.9%)
Normalized Price / Tangible Book Value (LTM ROATCE)[3]	1.77x (9.0%)	2.05x (7.8%)
Core Deposit Premium	7.4%	11.8%

Financial Impact:	ORRF / MCBG
2019E GAAP EPS Accretion	8.7%
Internal Rate of Return	18%
2019E ROAA Pickup	~10 bps
2019E ROATCE Pickup	~100 bps
Tangible Book Value Dilution	3.6%
Tangible Book Value Earnback Period (Crossover)	~3 years

1 Includes deals over $10 million in value since January 1, 2017 involving targets headquartered in PA, OH, MD or WV with positive LTM ROAAs
2 LTM earnings based on 21% effective tax rate for comparability purposes
3 Normalized pricing multiples adjust for excess capital above 8% TCE/TA. Mercersburg's TCE/TA was 11.5% as of March 31, 2018

Credit Review and Due Diligence

- Credit due diligence:
  - Review process led by Orrstown's senior credit executives with geographic and functional area expertise
  - Assisted by experienced third party in review of agricultural loans, particularly dairy
  - Reviewed 60% (by dollar) of commercial loan portfolio, including the largest loans
  - Reviewed 75% (by dollar) of agricultural loan portfolio and all loans over $1 million
  - Reviewed 60 residential and consumer loans comprising 18% of residential portfolio
  - Benefit from granular portfolio – after top 10 credits, no loans over $1 million
  - Review concluded that $3.6 million mark is appropriate

- Operational due diligence:
  - Thorough evaluation of post-merger operational efficiencies
  - Focus on BSA/AML
  - Focus on CRA implications
  - Developed integration plan to maximize post-merger customer and relationship retention

About Orrstown

Orrstown Financial Services, Inc. Snapshot

Company Highlights[1]

- Overview:
  - State chartered commercial bank headquartered in Shippensburg, PA. Seasoned commercial lending, trust & wealth management, and mortgage lending disciplines
  - NASDAQ listed: ORRF
  - Listed on Russell 2000
  - $218.3 million market capitalization[2]
  - $1.6 billion assets
  - $1.3 billion deposits across 24 retail branch locations
  - $1.0 billion gross loans
  - $1.4 billion assets under management
- Ownership:
  - ~60% retail / ~40% institutional
  - Directors and Senior Officers own 5% +
  - No retail shareholder with 5% + ownership

Branch Footprint


Northumberland
Snyder
Schuylki
Mifflin
Juniata
Perry
PENNSYLVANIA
Dauphin
Lebanon
Franklin
York
Lancaster
Adams
Carroll
Frederick
Baltimore
Harford
MARYLAND
Montgomery
Loudoun

Deposits: $1.3 billion
Branches: 24
Deposits Per Branch: $54 million

Source: S&P Global Market Intelligence
1 Financial data as of or for the quarter ended March 31, 2018 unless otherwise noted
2 Based on Orrstown share price of $25.95 as of May 30, 2018

Company Highlights

GROWING REGIONAL FINANCIAL INSTITUTION	■ Favorable regional demographics ■ Continue to benefit from market disruption ■ Market President organizational structure; local empowerment to ensure speed to market and flexibility within "guiderails" ■ Double digit loan growth last two years ■ Diversified revenue stream with noninterest income ~27% of total revenue (excluding securities gains)
BUSINESS MODEL	■ Focus on commercial lending and deposit gathering; Trust, Wealth Management, and Brokerage (over $1.4 billion in total assets under management and strong upside growth potential) ■ Solid mortgage business averaging $150 million in annual mortgage originations ■ Technology leader with significant investments in the last 5 years focusing on, risk management, data analysis, virtual banking channels, retail and commercial sales platforms, online loan and deposit origination, video distance learning, etc. ■ Strong enterprise risk management and credit culture ■ Expense control with investments focused on revenue generating initiatives ■ Reinvest in franchise as appropriate ■ Deliver long-term value
WELL POSITIONED FOR SUSTAINED GROWTH	■ Attractive and expanding footprint ■ Ready access to capital markets ■ Expansion into strategic markets ■ Board support for acquisition activity, including "geo-jumping" ■ Experienced management team ■ Mature structure, technology, processes, and procedures
CONSISTENT STRONG OPERATING RESULTS	■ Quality core earnings ■ Consistent organic loan growth ■ Strong asset quality

Loan and Deposit Composition

Loan Composition

($ in millions)



Other
4.0%
Consumer
16.2%
Total 1-4 Fam.
23.4%
Multifamily
5.2%
C&I
12.3%
C&D
3.8%
CRE
35.1%

Total Loans	**$1,048**
Yield on Loans	**4.38%**

Deposit Composition

($ in millions)



Noninterest-bearing deposits
13.3%
Interest-bearing deposits
86.7%

Total Deposits	**$1,300**
Cost of Deposits	**0.58%**

Loan / Deposits:	80.3%
CRE / Total RBC:	218.3%

DECREASED DEPENDENCE ON CRE SINCE 2011

FOCUS ON CORE DEPOSIT GROWTH: 98.5% CORE

Data: S&P Global Market Intelligence 3/31/18; S&P Global Market Intelligence defines core deposits as total deposits less Jumbo CD deposits (>$250K)

Timeline of Key Events: 2015-2016

Date	Event
April 2015	Released from enforcement actions
May 2015	Quarterly Dividend Restored
June 2015	Opened first Lancaster County Branch[1]: $132.2M net loans $43.6M deposits in 10 months
May 2016	Opened Lancaster Regional HQ: Base of operations for region for commercial lending--funded $143.8M in cmrcl. loans in less than two years
July 2016	Opened LPO in Berks County[2]: Three person OFA team has generated $37.7M AUM in first 9 months
August 2016	Relocated Camp Hill Regional Office: Hub office for all business lines
October 2016	Opened Harrisburg Regional Office: houses regional lending teams and fee based business lines. Includes full service retail branch

Price per share and (dividend)

MAY 2015	AUG. 2015	NOV. 2015	FEB. 2016	MAY 2016	AUG. 2016	NOV. 2016
$17.26	$17.23	$17.76	$17.30	$19.25	$19.35	$18.55
($0.07)	($0.07)	($0.08)	($0.08)	($0.09)	($0.09)	($0.09)

1. Data as of 4/302016; 2. Data as of 3/31/2017; 3. Branch opened 4/17/2017—deposits as of 5/8/2017; 4. Data as of 4/23/2018

Timeline of Key Events: 2017-2018

Date	Event
March 2017	Closed two under performing branches in Carlisle Market
April 2017	Opened Second Branch in Lancaster County: $10.7M in deposits; 74 new accounts in first three weeks[3]
August 2017	Opened Third Branch in Lancaster County: $14.7M in deposits; 194 new accounts in first 8 months[4]
April 2018	Opened LPO in York County (Downtown York)
April 2018	86% Increase in dividends since May 2015 Broke ground on Fourth Branch in Lancaster County
May 2018	Announced acquisition of First Community Bank of Mercersburg. First acquisition for Orrstown since 2006

Price per share and (dividend)

FEB. 2017	MAY 2017	AUG. 2017	NOV. 2017	FEB. 2018	MAY 2018	5/30/18
$22.50	$21.40	$25.90	$25.05	$25.20		$25.95
($0.10)	($0.10)	($0.10)	($0.12)	($0.12)	($0.13)	

Stock Performance

5-Year Stock Performance (Price Change %)

Market Cap ($MM)	$218.3
P / TBV	1.54x
P / 2018E EPS	16.4x
P / 2019E EPS	14.7x
Dividend Yield	2.01%
1-Yr. ADTV ($000s)	$344.3


Price Change (%)
75
50
25
0
-25
Volume
500K
0
Jul '13
Oct '13
Jan '14
Apr '14
Jul '14
Oct '14
Jan '15
Apr '15
Jul '15
Oct '15
Jan '16
Apr '16
Jul '16
Oct '16
Jan '17
Apr '17
Jul '17
Oct '17
Jan '18
Apr '18
NASDAQ:ORRF: 69.93 %
NASDAQ:ORRF-Vol
KBW Nasdaq Bank: 69.34 %

Legend		Change
ORRF	(yellow)	69.9%
KBW Nasdaq Banks	(red)	69.3%

Data source: S&P Global Market Intelligence; ORRF (yellow line) vs. KBW Nasdaq Banks (Red).—ORRF at $25.95/share on 5/30/18 at market close.

Senior Leadership Team

Name/Title	Banking Experience	Joined ORRF	Experience / Disciplines	Prior Experience
Thomas R. Quinn, Jr. President & CEO	28 years	2009	CEO | Strategy | Sales | Executive	Citi, Fifth Third
Mark G. Bayer SVP/Strategic Corporate Initiatives	26 years	2007	Marketing | Data | Project Management | Strategic Planning	CommunityBanks NA
Luke Bernstein EVP/Chief Retail Officer	5 years	2017	Communications | Executive	PBA / Office of Governor
David P. Boyle EVP/Chief Financial Officer	27 years	2012	Finance | Treasury | Strategy | Executive	PNC/Natl. City, Wayne Bancorp
Barbara E. Brobst EVP/Chief Human Resources Officer	36 years	1997	HR | Training | Trust | Executive	Financial Trust
Robert G. Coradi EVP/Chief Risk Officer	30 years	2012	Credit | Operations | Executive	Susquehanna
Philip E. Fague EVP/Trust and Wealth Management	30 years	1988	Mortgage | Trust | Lending | Executive	Orrstown Bank
Jeffrey S. Gayman EVP/Market President	22 years	1996	Lending | Retail | Executive	Orrstown Bank
David T. Hornberger EVP/Market President	32 years	2016	Lending | Executive	Susquehanna, Graystone/Tower
Andrew K. Linn SVP/Chief Corporate Technology Officer	14 years	2014	Technology | Operations | Executive	JPM/Chase
Adam L. Metz EVP/Chief Lending Officer	23 years	2016	Lending | Executive	Metro, M&T

Appendix

Reconciliation of Non-GAAP Financial Measures

(Dollars in thousands)

Reconciliation of Non-GAAP Financial Metrics - For the three months ended March 31, 2018

Tangible common equity / tangible assets (TCE / TA)		
Total equity - GAAP	$142,556	$21,128
Adjustments:		
Goodwill	(719)	0
Intangible assets other than goodwill	(332)	0
Tangible common equity (TCE)	141,505	21,128
Total assets - GAAP	1,635,906	183,966
Adjustments:		
Goodwill	(719)	0
Intangible assets other than goodwill	(332)	0
Tangible assets (TA)	1,634,855	183,966
Tangible common equity / tangible assets (TCE / TA)	**8.7%**	**11.5%**
Core noninterest income		
Total noninterest income - GAAP	5,702	223
Adjustments:		
Investment securities gain - GAAP	(816)	0
Core noninterest income	**4,886**	**223**
Operating revenue		
Net interest income - GAAP	12,001	1,618
Adjustments:		
Core noninterest income	4,886	223
Operating revenue	**16,887**	**1,841**
Operating expense		
Total noninterest expense - GAAP	13,069	1,489
Adjustments:		
Amortization of Intangibles and Goodwill	24	0
Real estate owned - GAAP	25	0
Operating expense	**13,020**	**1,489**
Efficiency ratio		
Efficiency ratio (operating revenue / operating expense)	**77.1%**	**80.9%**
Noninterest income / revenue		
Noninterest income / revenue (core noninterest income / operating revenue)	**28.9%**	**12.1%**

Glossary of Terms

- **ADTV:** Average Daily Trading Volume
- **Bps:** Basis points
- **C&D:** Construction & Land Development
- **C&I:** Commercial & Industrial
- **CRE:** Commercial Real Estate
- **EPS:** Earnings Per Share
- **GAAP:** Generally Accepted Accounting Principles
- **LTM:** Last Twelve Months
- **MF:** Multifamily
- **MRQ:** Most Recent Quarter
- **RBC:** Risk Based Capital
- **ROAA:** Return on Average Assets
- **ROATCE:** Return on Average Tangible Common Equity
- **TA:** Tangible Assets
- **TBV:** Tangible Book Value
- **TCE:** Tangible Common Equity

Future Success

ORRSTOWN Financial Services, Inc. + FIRST COMMUNITY BANK OF MERCERSBURG *Values you trust.*

May 31, 2018